EXHIBIT 99.1
GREAT WALL ACQUISITION CORP. ANNOUNCES CHANGE OF DATE FOR SPECIAL MEETING
NEW YORK, NEW YORK, December 4, 2006 — Great Wall Acquisition Corp. (OTC Bulletin Board: GWAQ) announced today it will not hold its special meeting of stockholders on December 11, 2006 as previously announced. Great Wall has set December 12, 2006 as the new date for the special meeting. The purpose of the special meeting is for stockholders to consider and vote on its previously-announced proposed acquisition of ChinaCast Communication Holdings Limited. Stockholders of record as of November 16, the record date for the meeting, will be entitled to attend the special meeting and vote on the proposed acquisition and related proposals.
The reason for the change in the meeting date is the delay in the completion of U.S. Securities and Exchange Commission (SEC) review of the Company’s proxy and registration materials for the proposed transaction. The date for the special meeting is subject to change, pending completion of the SEC review. The meeting must be held no later than mid December in order to permit Great Wall and ChinaCast to comply with Singapore securities law requirements for the transaction. If Great Wall’s proxy and registration materials are not available for distribution to meet that timetable, the proposed acquisition will not be able to be completed. Great Wall currently believes that the timetable will be met. Proxy materials relating to the proposed acquisition will be sent to stockholders once finalized.
In connection with the proposed business combination, Great Wall has filed a registration statement on Form S-4 (Registration No. 333-134098) with the SEC. Investors are urged to carefully read the preliminary proxy statement/prospectus contained therein and the definitive proxy statement/prospectus which is expected to be distributed to stockholders shortly, and any other relevant documents filed with the SEC, because they contain important information about Great Wall, ChinaCast and the proposed transaction, including detailed risk factors. The preliminary and definitive proxy statement/prospectus and other documents filed by Great Wall are available free of charge at the SEC’s website, http://www.sec.gov, or by directing a request to Great Wall Acquisition Corporation, 660 Madison Avenue, 15th Floor, New York, New York, 10021, Attention: Richard Xue. ChinaCast is a public company listed on the on the Main Board of the Singapore Exchange Securities Trading Limited. Copies of filings made by ChinaCast with the Singapore Exchange are available on its web site, http://www.sgx.com.sg.
Great Wall, ChinaCast and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the participants in the solicitation is set forth in the Great Wall’s Form S-4 registration statement.
Information contained in the preliminary proxy statement/prospectus included in the Great Wall’s Form S-4 registration statement is not complete and may be changed, and neither that document nor this is an offer to sell or a solicitation of an offer to buy securities in any state or jurisdiction where the offer or sale is not permitted. Any solicitation of proxies will be made only by the proxy statement/prospectus that will be provided to Great Wall stockholders. Investors and security holders of Great Wall are urged to read the proxy statement/prospectus because it contains important information about Great Wall, ChinaCast and the proposed ChinaCast acquisition.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Great Wall, ChinaCast and the proposed acquisition. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Great Wall’s and ChinaCast’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the number and percentage of Great Wall stockholders voting for, against or abstaining on the proposed acquisition and/or electing conversion in accordance with Great Wall’s charter; business conditions in China, changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which ChinaCast is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of e-learning services and content; timing, approval and market acceptance of new services and solutions; general economic conditions; geopolitical events and regulatory changes; and other relevant risks detailed in Great Wall’s filings with the SEC. The information set forth herein should be read in light of such risks. Neither Great Wall nor ChinaCast assumes any obligation to update the information contained in this press release.
About Great Wall: Based in New York City, Great Wall was incorporated in August 2003 as a blank check company whose objective is to acquire an operating business having its primary operations in the People’s Republic of China. Great Wall consummated its initial public offering in March 2004, receiving net proceeds of approximately US$23,986,000 on the sale of 4,515,975 units at US$6.00 per unit, including an over-allotment option. Each unit was comprised of one share of Great Wall common stock and two redeemable common stock purchase warrants having an exercise price of US$5.00. As of September 30, 2006, Great Wall holds approximately US$24,849,534 of those net proceeds including interest in a trust account maintained by an independent trustee which will be released upon the consummation of a qualifying business combination.
Questions and inquiries for further information may be directed to Mr. Richard Xue, Consultant to Great Wall, 660 Madison Avenue, New York, New York 10021; telephone (212) 753-0804.